Exhibit 99.1

TE CONNECTIVITY POSTS FISCAL 2016 THIRD QUARTER RESULTS

GAAP EPS and Adjusted EPS above high end of guidance range

SCHAFFHAUSEN, Switzerland — July 20, 2016 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal third quarter ended June 24, 2016.

Third Quarter Highlights

•                  Net sales of $3.12 billion were at the midpoint of the guidance range.

•                  Diluted Earnings Per Share from Continuing Operations (GAAP EPS) were $2.19.

•                  Adjusted Earnings Per Share (EPS) were $1.08, up 20% versus the prior year.

•                  Both GAAP EPS and Adjusted EPS were records for the company and above the high end of guidance.

•                  Cash Flow from Continuing Operating Activities was $715 million; Free Cash Flow was $589 million.

•                  Returned $231 million to shareholders through share buybacks and dividends.

•                  Continued to expand harsh environment portfolio:

•                  Completed the acquisition of Jaquet Technology Group AG (Jaquet), a sensor company addressing the automotive and industrial markets;

•                  Signed a definitive agreement to acquire Intercontec Group, a provider of connectivity solutions for the industrial market.

“I am pleased with our third quarter performance, with adjusted EPS up 20 percent and exceeding the high end of our guidance range,” said TE Connectivity Chairman and CEO Tom Lynch. “Sales grew in the majority of our harsh environment businesses including Automotive, Commercial Transportation, Medical, Aerospace and Appliances, and in our SubCom business. This growth was offset by weakness in our Oil and Gas, Data and Devices and Industrial Equipment businesses. We continued to drive strong operating margins due to the expansion of our harsh environment portfolio and ongoing productivity improvements, despite an uncertain macro environment.

“Our targeted M&A strategy has enabled us to further strengthen our harsh environment portfolio. In the quarter, we bolstered TE’s position in the minimally-invasive interventional segment of the medical device market with the closing of the Creganna acquisition. We closed Jaquet, broadening our product offering in the automotive and industrial markets. Additionally, today we announced an agreement to acquire Intercontec Group, adding an important range of connector technology for industrial customers.

“In the third quarter, orders grew approximately seven percent sequentially and our book to bill, excluding SubCom, was 1.01. For the fourth quarter, we expect adjusted EPS of $1.17 to $1.23 on sales of $3.25 billion to $3.45 billion. For the full year, we are reiterating our adjusted EPS guidance of $4.00 at the midpoint on sales of $12.15 billion to $12.35 billion, an increase of 11 percent over the prior year.”

FISCAL THIRD QUARTER RESULTS

The company reported net sales of $3.1 billion, flat compared to the prior year. GAAP EPS were $2.19, compared to $0.85 in the prior year. Adjusted EPS were $1.08, compared to $0.90 in the prior year. Cash flow from continuing operating activities was $715 million. Free cash flow was $589 million.

GAAP EPS included income from tax items of $436 million partially offset by $36 million of acquisition, restructuring and other charges.

Total company orders were $2.9 billion, up seven percent sequentially, excluding SubCom. The book-to-bill ratio was 1.01, excluding SubCom.

OUTLOOK

For the fiscal fourth quarter 2016, the company expects net sales of $3.25 billion to $3.45 billion, GAAP EPS of $1.10 to $1.16 and adjusted EPS of $1.17 to $1.23. GAAP EPS includes acquisition related charges of $0.01, and restructuring and other charges of $0.06.

For the full year, the company expects net sales of $12.15 billion to $12.35 billion. GAAP EPS are expected to be $5.13 to $5.19, including acquisition related charges of $0.07, net restructuring and other charges of $0.01, and tax-related income of $1.24. Adjusted EPS are expected to be $3.97 to $4.03.

The outlook includes the Jaquet and Creganna acquisitions and the impact of a 53rd week. The outlook assumes foreign exchange and commodity rates that are consistent with current levels. Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For a reconciliation of these non-GAAP financial measures, see the attached tables.

OTHER ITEMS

The company entered into an agreement with the IRS to resolve all disputes related to the previously disclosed intercompany debt issues. The impact of this agreement is reflected in the company’s GAAP EPS results. All disputes with the IRS related to pre-separation from Tyco International are now closed.

The company signed a definitive agreement to acquire Intercontec Group. Intercontec, based in Germany, is a leading manufacturer of high-quality industrial metric circular connectors. The acquisition strengthens TE’s position in harsh connectivity applications for factory automation customers. Adding Intercontec’s capabilities offers customers a more comprehensive range of products, technologies and services in the industry.

The transaction is expected to close in September 2016, following the completion of customary regulatory approvals and the finalization of various administrative matters. Upon closing, Intercontec will be reported as part of TE’s Industrial Solutions segment.

CONFERENCE CALL AND WEBCAST

•                  Internet users will be able to access the company’s earnings webcast, including slide materials, on the Investors section of TE Connectivity’s website: http://investors.te.com.

•                  The company will hold a conference call for investors today at 8:30 a.m. ET. For both listen-only participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 230-1085, and for international callers, the dial-in number is (612) 288-0329.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. ET on July 20, 2016, and ending at 11:59 p.m. ET on July 27, 2016. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the dial-in number is (320) 365-3844. The replay access code for all callers is 396124.

NON-GAAP MEASURES

“Organic Net Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share” and “Free Cash Flow” are non-GAAP measures and should not be considered replacements for results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures may not be comparable to similarly-titled measures reported by other companies. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP measures in combination with the most directly comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The following provides additional information regarding these non-GAAP measures:

•                  Organic Net Sales Growth — is a useful measure of our underlying results and trends in the business. It is also a significant component in our incentive compensation plans. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Net Sales Growth consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Net Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.

•                  Adjusted Operating Income — represents operating income (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any. We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods.

•                  Adjusted Operating Margin — represents operating margin (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any. We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

•                  Adjusted Other Income, Net — represents other income, net (the most comparable GAAP measure) before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.

•                  Adjusted Income Tax Expense — represents income tax expense (the most comparable GAAP measure) after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any. We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).

•                  Adjusted Income from Continuing Operations — represents income from continuing operations (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, the related tax effects. We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods.

•                  Adjusted Earnings Per Share — represents diluted earnings per share from continuing operations (the most comparable GAAP measure) before special items, including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, the related tax effects. We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides insight into our underlying operating results, trends and the comparability of these results between periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing. It also is a significant component in our incentive compensation plans.

•                  Free Cash Flow (FCF) — is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments.

In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities

Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive and data and devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that Creganna’s operations will not be successfully integrated into ours; and the risk that revenue opportunities, cost savings and other anticipated synergies from the Creganna acquisition may not be fully realized or may take longer to realize than expected.  More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2015 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $12 billion global technology leader. Our connectivity and sensor solutions are essential in today’s increasingly connected world. We collaborate with engineers to transform their concepts into creations — redefining what’s possible using intelligent, efficient and high-performing TE products and solutions proven in harsh environments. Our 72,000 people, including over 7,000 engineers, partner with customers in close to 150 countries across a wide range of industries. We believe EVERY CONNECTION COUNTS — www.TE.com.

# # #

Contacts:	Media Relations: Amy Shah TE Connectivity 610-893-9555 media@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 24,	June 26,	June 24,	June 26,
	2016	2015	2016	2015
	(in millions, except per share data)
Net sales	$3,121	$3,118	$8,906	$9,249
Cost of sales	2,099	2,070	5,977	6,130
Gross margin	1,022	1,048	2,929	3,119
Selling, general, and administrative expenses	367	393	1,074	1,170
Research, development, and engineering expenses	161	159	479	479
Acquisition and integration costs	11	8	19	46
Restructuring and other charges (credits), net	31	19	(28)	82
Operating income	452	469	1,385	1,342
Interest income	2	4	12	13
Interest expense	(31)	(33)	(93)	(104)
Other income (expense), net	(651)	11	(631)	(64)
Income (loss) from continuing operations before income taxes	(228)	451	673	1,187
Income tax (expense) benefit	1,019	(100)	831	(85)
Income from continuing operations	791	351	1,504	1,102
Income (loss) from discontinued operations, net of income taxes	48	(42)	68	278
Net income	$839	$309	$1,572	$1,380

Basic earnings per share:
Income from continuing operations	$2.22	$0.86	$4.08	$2.71
Income (loss) from discontinued operations	0.13	(0.10)	0.18	0.68
Net income	2.35	0.76	4.26	3.39

Diluted earnings per share:
Income from continuing operations	$2.19	$0.85	$4.03	$2.67
Income (loss) from discontinued operations	0.13	(0.10)	0.18	0.67
Net income	2.32	0.75	4.21	3.34

Dividends paid per common share	$0.37	$0.33	$1.03	$0.91

Weighted-average number of shares outstanding:
Basic	357	406	369	407
Diluted	361	412	373	413

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 24,	September 25,
	2016	2015
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$694	$3,329
Accounts receivable, net of allowance for doubtful accounts of $16 and $18, respectively	2,158	2,120
Inventories	1,610	1,615
Prepaid expenses and other current assets	467	476
Deferred income taxes	—	345
Total current assets	4,929	7,885
Property, plant, and equipment, net	2,976	2,920
Goodwill	5,251	4,824
Intangible assets, net	1,792	1,555
Deferred income taxes	2,208	2,144
Receivable from Tyco International plc and Covidien plc	11	964
Other assets	333	297
Total Assets	$17,500	$20,589

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term debt	$302	$498
Accounts payable	1,157	1,143
Accrued and other current liabilities	1,692	1,749
Deferred revenue	160	185
Total current liabilities	3,311	3,575
Long-term debt	3,734	3,386
Long-term pension and postretirement liabilities	1,334	1,327
Deferred income taxes	326	329
Income taxes	199	1,954
Other liabilities	331	433
Total Liabilities	9,235	11,004
Commitments and contingencies
Shareholders’ Equity:
Common shares, 382,835,381 shares authorized and issued, CHF 0.57 par value, and 414,064,381 shares authorized and issued, CHF 0.57 par value, respectively	168	182
Contributed surplus	1,786	4,359
Accumulated earnings	8,245	6,673
Treasury shares, at cost, 26,432,510 and 20,071,089 shares, respectively	(1,559)	(1,256)
Accumulated other comprehensive loss	(375)	(373)
Total Shareholders’ Equity	8,265	9,585
Total Liabilities and Equity	$17,500	$20,589

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 24,	June 26,	June 24,	June 26,
	2016	2015	2016	2015
	(in millions)
Cash Flows From Operating Activities:
Net income	$839	$309	$1,572	$1,380
(Income) loss from discontinued operations, net of income taxes	(48)	42	(68)	(278)
Income from continuing operations	791	351	1,504	1,102
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	148	148	438	455
Non-cash restructuring charges	5	—	13	15
Deferred income taxes	214	(52)	162	(106)
Provision for losses on accounts receivable and inventories	4	7	27	35
Tax sharing (income) expense	651	(12)	632	62
Share-based compensation expense	23	21	66	65
(Gain) loss on divestiture	3	—	(143)	—
Other	17	13	71	59
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	6	(106)	15	(125)
Inventories	59	(38)	(2)	(218)
Prepaid expenses and other current assets	—	24	302	35
Accounts payable	12	(18)	(29)	(29)
Accrued and other current liabilities	70	35	(68)	(206)
Deferred revenue	48	84	(22)	4
Income taxes	(1,339)	42	(1,735)	(90)
Other	3	25	6	21
Net cash provided by continuing operating activities	715	524	1,237	1,079
Net cash provided by discontinued operating activities	3	72	1	210
Net cash provided by operating activities	718	596	1,238	1,289
Cash Flows From Investing Activities:
Capital expenditures	(150)	(134)	(420)	(425)
Proceeds from sale of property, plant, and equipment	2	4	3	10
Acquisition of businesses, net of cash acquired	(988)	3	(994)	(1,726)
Proceeds from divestiture of business, net of cash retained by sold business	65	—	326	—
Other	(1)	—	28	(2)
Net cash used in continuing investing activities	(1,072)	(127)	(1,057)	(2,143)
Net cash used in discontinued investing activities	—	(8)	—	(22)
Net cash used in investing activities	(1,072)	(135)	(1,057)	(2,165)
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	150	(105)	300	(197)
Proceeds from issuance of long-term debt	—	—	350	617
Repayment of long-term debt	—	—	(500)	(473)
Proceeds from exercise of share options	16	9	77	97
Repurchase of common shares	(134)	(226)	(2,657)	(511)
Payment of common share dividends to shareholders	(132)	(134)	(377)	(370)
Transfers from discontinued operations	3	64	1	188
Other	—	—	(5)	(2)
Net cash used in continuing financing activities	(97)	(392)	(2,811)	(651)
Net cash used in discontinued financing activities	(3)	(64)	(1)	(188)
Net cash used in financing activities	(100)	(456)	(2,812)	(839)
Effect of currency translation on cash	(2)	(1)	(4)	(41)
Net increase (decrease) in cash and cash equivalents	(456)	4	(2,635)	(1,756)
Cash and cash equivalents at beginning of period	1,150	697	3,329	2,457
Cash and cash equivalents at end of period	$694	$701	$694	$701

Supplemental Cash Flow Information:
Interest paid	$40	$46	$102	$110
Income taxes paid, net of refunds	107	111	742	281

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 24,	June 26,	June 24,	June 26,
	2016	2015	2016	2015
	(in millions)
Net cash provided by continuing operating activities	$715	$524	$1,237	$1,079
Excluding:
Payments (receipts) related to pre-separation U.S. tax matters, net	5	(3)	145	23
Payments related to income taxes on the sale of the Broadband Network Solutions business	17	—	26	—
Capital expenditures, net	(148)	(130)	(417)	(415)
Free cash flow (1)	$589	$391	$991	$687

(1) Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 24,	June 26,	June 24,	June 26,
	2016	2015	2016	2015
	($ in millions)
	Net Sales	Net Sales	Net Sales	Net Sales

Transportation Solutions	$1,652	$1,621	$4,767	$4,843
Industrial Solutions	849	806	2,296	2,387
Communications Solutions	620	691	1,843	2,019
Total	$3,121	$3,118	$8,906	$9,249

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$297	18.0%	$303	18.7%	$847	17.8%	$921	19.0%
Industrial Solutions	95	11.2	98	12.2	224	9.8	268	11.2
Communications Solutions	60	9.7	68	9.8	314	17.0	153	7.6
Total	$452	14.5%	$469	15.0%	$1,385	15.6%	$1,342	14.5%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$320	19.4%	$317	19.6%	$905	19.0%	$987	20.4%
Industrial Solutions	112	13.2	109	13.5	274	11.9	319	13.4
Communications Solutions	69	11.1	71	10.3	206	11.2	198	9.8
Total	$501	16.1%	$497	15.9%	$1,385	15.6%	$1,504	16.3%

(1) Adjusted operating income and adjusted operating margin are non-GAAP measures. See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

							Percentage of
	Change in Net Sales for the Quarter Ended June 24, 2016						Segment’s Total
	versus Net Sales for the Quarter Ended June 26, 2015						Net Sales for the
				Acquisitions			Quarter Ended
	Organic (1)		Translation (2)	(Divestiture)	Total		June 24, 2016
	($ in millions)
Transportation Solutions (3):
Automotive	$33	2.7%	$(5)	$—	$28	2.3%	75%
Commercial Transportation	7	3.3	—	—	7	3.3	13
Sensors	(4)	(2.1)	(2)	2	(4)	(2.1)	12
Total	36	2.2	(7)	2	31	1.9	100%
Industrial Solutions (3):
Industrial Equipment	(24)	(6.8)	4	70	50	14.5	47
Aerospace, Defense, Oil, and Gas	(5)	(1.9)	1	1	(3)	(1.1)	32
Energy	—	(0.2)	(4)	—	(4)	(2.2)	21
Total	(29)	(3.6)	1	71	43	5.3	100%
Communications Solutions (3):
Data and Devices	(50)	(16.7)	2	(45)	(93)	(28.4)	38
Subsea Communications	21	10.4	—	—	21	10.4	36
Appliances	3	1.6	(2)	—	1	0.6	26
Total	(26)	(3.7)	—	(45)	(71)	(10.3)	100%
Total	$(19)	(0.6)%	$(6)	$28	$3	0.1%

							Percentage of
	Change in Net Sales for the Nine Months Ended June 24, 2016						Segment’s Total
	versus Net Sales for the Nine Months Ended June 26, 2015						Net Sales for the
				Acquisitions			Nine Months Ended
	Organic (1)		Translation (2)	(Divestiture)	Total		June 24, 2016
	($ in millions)
Transportation Solutions (3):
Automotive	$90	2.5%	$(141)	$—	$(51)	(1.4)%	75%
Commercial Transportation	(3)	(0.3)	(17)	—	(20)	(3.2)	13
Sensors	14	2.7	(21)	2	(5)	(0.9)	12
Total	101	2.1	(179)	2	(76)	(1.6)	100%
Industrial Solutions (3):
Industrial Equipment	(72)	(7.3)	(16)	100	12	1.2	43
Aerospace, Defense, Oil, and Gas	(66)	(7.6)	(15)	8	(73)	(8.4)	35
Energy	2	0.3	(32)	—	(30)	(5.6)	22
Total	(136)	(5.7)	(63)	108	(91)	(3.8)	100%
Communications Solutions (3):
Data and Devices	(189)	(21.5)	(12)	(76)	(277)	(26.8)	41
Subsea Communications	140	27.7	—	—	140	27.7	35
Appliances	(28)	(5.9)	(11)	—	(39)	(8.2)	24
Total	(77)	(4.2)	(23)	(76)	(176)	(8.7)	100%
Total	$(112)	(1.3)%	$(265)	$34	$(343)	(3.7)%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 24, 2016

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)(2)	Charges, Net (2)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$297	$2	$21	$—	$320
Industrial Solutions	95	16	1	—	112
Communications Solutions	60	—	9	—	69
Total	$452	$18	$31	$—	$501

Operating Margin	14.5%				16.1%

Other Expense, Net	$(651)	$—	$—	$650	$(1)

Income Tax (Expense) Benefit	$1,019	$(3)	$(10)	$(1,086)	$(80)

Income from Continuing Operations	$791	$15	$21	$(436)	$391

Diluted Earnings per Share from Continuing Operations	$2.19	$0.04	$0.06	$(1.21)	$1.08

(1) Includes $11 million of acquisition and integration costs and $7 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(2) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(3) Includes $1,135 million of income tax benefits associated with the settlement of tax matters for the years 1997 through 2000 which resolved all aspects of the disputed debt matter with the IRS through the year 2007, as well as the related impact of $604 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax charges related to a $91 million increase in the valuation allowance for certain U.S. deferred tax assets; and an $83 million net income tax benefit related to tax settlements in certain other tax jurisdictions, as well as the related impact of $46 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 26, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)(2)	Charges, Net (2)	Items	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$303	$5	$9	$—	$317
Industrial Solutions	98	5	6	—	109
Communications Solutions	68	—	3	—	71
Total	$469	$10	$18	$—	$497

Operating Margin	15.0%				15.9%

Other Income, Net	$11	$—	$—	$(5)	$6

Income Tax Expense	$(100)	$(5)	$(1)	$2	$(104)

Income from Continuing Operations	$351	$5	$17	$(3)	$370

Diluted Earnings per Share from Continuing Operations	$0.85	$0.01	$0.04	$(0.01)	$0.90

(1) Includes $8 million of acquisition and integration costs, $1 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales, and $1 million of restructuring costs.

(2) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 24, 2016

(UNAUDITED)

		Adjustments
			Restructuring
		Acquisition	and Other
		Related	Charges	Tax	Adjusted
	U.S. GAAP	Charges (1)(2)	(Credits), Net (2)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$847	$6	$52	$—	$905
Industrial Solutions	224	22	28	—	274
Communications Solutions	314	—	(108)	—	206
Total	$1,385	$28	$(28)	$—	$1,385

Operating Margin	15.6%				15.6%

Other Income (Expense), Net	$(631)	$—	$—	$650	$19

Income Tax (Expense) Benefit	$831	$(6)	$13	$(1,111)	$(273)

Income from Continuing Operations	$1,504	$22	$(15)	$(461)	$1,050

Diluted Earnings per Share from Continuing Operations	$4.03	$0.06	$(0.04)	$(1.24)	$2.82

(1) Includes $19 million of acquisition and integration costs and $9 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(2) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(3) Includes $1,135 million of income tax benefits associated with the settlement of tax matters for the years 1997 through 2000 which resolved all aspects of the disputed debt matter with the IRS through the year 2007, as well as the related impact of $604 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax charges related to a $91 million increase in the valuation allowance for certain U.S. deferred tax assets; and an $83 million net income tax benefit related to tax settlements in certain other tax jurisdictions, as well as the related impact of $46 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 26, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)(2)	Charges, Net (2)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$921	$56	$10	$—	$987
Industrial Solutions	268	27	24	—	319
Communications Solutions	153	—	45	—	198
Total	$1,342	$83	$79	$—	$1,504

Operating Margin	14.5%				16.3%

Other Income (Expense), Net	$(64)	$—	$—	$89	$25

Income Tax Expense	$(85)	$(23)	$(12)	$(204)	$(324)

Income from Continuing Operations	$1,102	$60	$67	$(115)	$1,114

Diluted Earnings per Share from Continuing Operations	$2.67	$0.15	$0.16	$(0.28)	$2.70

(1) Includes $46 million of acquisition and integration costs, $34 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales, and $3 million of restructuring costs.

(2) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(3) Includes $202 million of income tax benefits associated with the settlement of audits of prior year income tax returns as well as the related impact of $89 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax benefits related to the impacts of certain non-U.S. tax law changes and the associated reduction in the valuation allowance for tax loss carryforwards and an income tax charge for the estimated tax impacts of certain intercompany dividends related to the restructuring and anticipated sale of the Broadband Network Solutions business.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 25, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)(2)	Charges, Net (2)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$272	$5	$29	$—	$306
Industrial Solutions	84	6	20	—	110
Communications Solutions	51	—	21	—	72
Total	$407	$11	$70	$—	$488

Operating Margin	13.6%				16.4%

Other Income, Net	$9	$—	$—	$(5)	$4

Income Tax Expense	$(252)	$1	$(17)	$168	$(100)

Income from Continuing Operations	$136	$12	$53	$163	$364

Diluted Earnings per Share from Continuing Operations	$0.34	$0.03	$0.13	$0.40	$0.90

(1) Includes $9 million of acquisition and integration costs and $2 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(2) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(3) Includes $216 million of income tax charges associated with the tax impacts of certain intercompany legal entity restructurings made in connection with our integration of Measurement Specialties, Inc.  Also includes $63 million of income tax benefits associated with the settlement of audits of prior year income tax returns.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 25, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)(2)	Charges, Net (2)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,193	$61	$39	$—	$1,293
Industrial Solutions	352	33	44	—	429
Communications Solutions	204	—	66	—	270
Total	$1,749	$94	$149	$—	$1,992

Operating Margin	14.3%				16.3%

Other Income (Expense), Net	$(55)	$—	$—	$84	$29

Income Tax Expense	$(337)	$(22)	$(29)	$(36)	$(424)

Income from Continuing Operations	$1,238	$72	$120	$48	$1,478

Diluted Earnings per Share from Continuing Operations	$3.01	$0.18	$0.29	$0.12	$3.60

(1) Includes $55 million of acquisition and integration costs, $36 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales, and $3 million of restructuring costs.

(2) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(3) Includes $264 million of income tax benefits associated with the settlement of audits of prior year income tax returns as well as the related impact of $84 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes $216 million of income tax charges associated with the tax impacts of certain intercompany legal entity restructurings made in connection with our integration of Measurement Specialties, Inc. and $29 million of income tax charges for the tax impacts of certain intercompany dividends related to the restructuring and sale of the Broadband Network Solutions business.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of July 20, 2016

(UNAUDITED)

	Outlook for
	Quarter Ending
	September 30,	Outlook for
	2016	Fiscal 2016
Diluted earnings per share from continuing operations (GAAP)	$1.10 - $1.16	$5.13 - $5.19
Restructuring and other charges, net	0.06	0.01
Acquisition related charges	0.01	0.07
Tax items	—	(1.24)
Adjusted diluted earnings per share from continuing operations (non-GAAP) (1)	$1.17 - $1.23	$3.97 - $4.03

Net sales growth (GAAP)	9 - 15%	(1) - 1%
Translation	—	2
(Acquisitions) divestitures	(2)	—
Organic net sales growth (non-GAAP) (1)	7 - 13%	1 - 3%

(1) See description of non-GAAP measures contained in this release.